UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 8, 2009
Date of Report (Date of earliest event reported)

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31921	36-3972986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

9900 West 109th Street Suite 600 Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

(913) 344-9200
 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2009, Compass Minerals International, Inc. (the “Company”) entered into an indemnification agreement with its director Paul S. Williams (the "Indemnification Agreement").  The Indemnification Agreement was in the same form as that signed with each of its other directors and filed as an exhibit to the Form 8-K filed March 26, 2009.  Mr. Williams was appointed as a director on May 9, 2009.

The Indemnification Agreement supplements existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provides for indemnification of and advancement of expenses to the indemnified party, subject to the terms and conditions provided in the Indemnification Agreement.  The Indemnification Agreement also establishes processes and procedures for indemnification claims, advancement of expenses, and other determinations with respect to indemnification.

The preceding description is qualified in its entirety by reference to the form of Indemnification Agreement filed with the March 26, 2009 Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 10, 2009                                                           COMPASS MINERALS INTERNATIONAL, INC.

By:           /s/ Rodney L. Underdown
Name:     Rodney L. Underdown
Vice President and Chief Financial Officer